                                                      FORM OF
                                           INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made  as of  the  ___  day  of  ______,  2007,  by  and  between
OPPENHEIMER GLOBAL VALUE FUND (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company Act"), and OFI is a registered investment adviser;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

     1. General Provision.

     The  Fund  hereby  employs  OFI and  OFI  hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions of state or federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental
policies  and  investment   restrictions   of  the  Fund  as  reflected  in  its
registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund including the valuation of any of the Fund's portfolio securities which are either not  registered for public sale or not being traded on any securities market.

     2. Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments for the Fund and the sale of securities and other  investments held in the portfolio of the Fund.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  "7" hereof,  OFI may obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise  improve its investment  management  services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties, or reckless disregard of its obligations and duties under the Agreement,
OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way  limit  or  restrict  OFI or any of its  directors,  officers  or employees from buying,  selling or trading any securities for its own account or for the account of others for whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair the performance by OFI of its duties and  obligations  under this  Agreement  and under the  Investment
Advisers Act of 1940.

     (e) OFI may, at its option and  subject to approval by the  Trustees of the
Fund,  and to the extent  necessary,  the  shareholders  of the Fund,  appoint a sub-adviser to assume certain or all of the  responsibilities and obligations of
OFI under this Agreement.

     (f) OFI shall  have no  investment  discretion  with  respect to options or futures  contracts,  or other  instruments  regulated by the  Commodity  Futures
Trading  Commission  ("CFTC")  except,  to the extent permitted by or consistent with Rule 4.5 and Rule 4.14 promulgated under the Commodity  Exchange Act, or as otherwise permitted by applicable law, regulation or regulatory relief.

     3. Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its  operations  as may  reasonably be required;
the  preparation  and filing of such reports  with  respect  thereto as shall be required by the Commission;  composition of periodic reports with respect to its operations for the shareholders of the Fund;  composition of proxy materials for meetings of the Fund's  shareholders  and the  composition of such  registration statements as may be required by federal  securities laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

     4. Allocation of Expenses.

     All other  costs and  expenses  not  expressly  assumed  by OFI under  this
Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  premiums for fidelity and other  insurance coverage  requisite  to its  operations;  (iv)  the  fees  and  expenses  of its
Trustees;  (v) legal and audit expenses;  (vi) custodian and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and  expenses,  other than as hereinabove provided, incident to the registration under federal securities laws of shares of the Fund for public  sale;  (x)  expenses of  printing  and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other  expenses  incidental to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise, including  litigation  affecting the Fund and any obligation  which the Fund may have to indemnify its officers and Trustees with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under common control with OFI,  who may also serve as officers,  Trustees or employees of the
Fund shall not receive any compensation from the Fund for their services.

     5. Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a management fee computed on the total net assets of the Fund as of the close of each  business day and payable  monthly at the annual rates of 0.80% of average annual net assets.

     6. Use of Name "Oppenheimer."

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for the  duration  of this
Agreement  and any  extensions  or renewals  thereof.  Such  license  may,  upon termination  of this  Agreement,  be  terminated by OFI, in which event the Fund shall  promptly  take  whatever  action may be  necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

     7. Portfolio Transactions and Brokerage.

     (a) OFI is authorized,  in arranging the Fund's portfolio transactions,  to employ or deal with such members of securities or commodities exchanges, brokers or dealers,  including  "affiliated"  broker dealers (as that term is defined in the Investment Company Act) (hereinafter "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the
"best execution"  (prompt and reliable  execution at the most favorable security price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain, consistent with the provisions of subparagraph  "(c)" of this paragraph "7," the benefit of such  investment  information  or research  as may be of  significant assistance to the performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's  portfolio  transactions  to  broker-dealers  other than
affiliated   broker-dealers,   qualified  to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section 23(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI and its affiliates exercise "investment discretion"  (as that term is  defined  in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934)  and to  cause  the  Fund to pay  such  broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such  transaction  would have charged for  effecting  that  transaction,  if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such  broker-dealer,
viewed  in  terms  of  either  that   particular   transaction  or  the  overall
responsibilities  of OFI and its investment  advisory affiliates with respect to the accounts as to which they exercise investment  discretion.  In reaching such determination,  OFI will not be required to place or attempt to place a specific dollar  value  on the  brokerage  and/or  research  services  provided  or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good  faith,  OFI shall be prepared  to show that all  commissions  were allocated  for the purposes  contemplated  by this  Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of its  Board of
Trustees and the provisions of this paragraph "7."

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund; and (iii) may effect  portfolio  transactions  for the Fund only if the  commissions,  fees or other remuneration received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or order adopted under the
Investment   Company  Act  for  determining   the  permissible   level  of  such
commissions.

     8. Duration.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter will continue  in effect  from  year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority  of the  trustees  of the  Fund  who  are not  parties  to this
Agreement or "interested  persons" (as defined in the Investment Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority" (as defined in the Investment
Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

     9. Termination.

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'
written  notice to OFI (which  notice may be waived by OFI)  provided  that such termination  by the Fund shall be directed or approved by the vote of a majority of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the Investment  Company Act) of the  outstanding voting securities of the Fund.

     10. Assignment or Amendment.

     This Agreement may not be amended without the  affirmative  vote or written consent of the holders of a "majority" of the outstanding  voting  securities of the Fund, and shall automatically and immediately  terminate in the event of its
"assignment," as defined in the Investment Company Act.

     11. Disclaimer of Shareholder Liability.

     OFI  understands  that the obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the provisions  of the  Declaration  of Trust of the  Fund  disclaiming  shareholder liability for acts or obligations of the Fund.

     12. Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act.

                                                     Oppenheimer Global Value Fund

                                                     By:       _____________________
                                                               Name
                                                               Title

                                                     OppenheimerFunds, Inc.

                                                     By:       _____________________________
                                                               Richard W. Knott
                                                               Executive Vice President